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                                                                     Exhibit 8.1

                   [Letterhead of Weil, Gotshal & Manges LLP]



                                November 5, 2002



WellChoice, Inc.
11 West 42nd Street
New York, New York  10036

       Re:      WellChoice, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

     You have requested our opinion regarding certain United States federal income tax consequences, discussed in the WellChoice, Inc. ("WellChoice") Prospectus (the "Prospectus"), which is part of the Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on August 30, 2002, and amended to the date hereof (the "Registration Statement"), of the conversion of Empire HealthChoice, Inc. ("HealthChoice") from a non-stock, not-for-profit health service corporation to a stock, for-profit accident and health insurer ("Empire") under the New York insurance laws (the "Conversion"). The Conversion is to be effected in a series of transactions, all as described in the Amended Plan of Conversion - Further Amended and Re-Filed with the NY Department of Insurance on September 26, 2002 (the "Amended Plan of Conversion").

     In formulating our opinion, we examined such documents as we deemed appropriate, including the Prospectus, the Registration Statement, the Amended Plan of Conversion and the October 1, 2002 request for rulings filed with the Internal Revenue Service (the "Ruling Request"). In addition, we have obtained such additional information as we deemed relevant and necessary through consultation with various officers and representatives of WellChoice and HealthChoice.

     Our opinion set forth below assumes (1) the accuracy of the statements and facts concerning the Conversion set forth in the Prospectus, the Registration Statement, the Amended Plan of Conversion and the Ruling Request and (2) the consummation of the Conversion in the manner contemplated by and in accordance with the terms set forth in the Prospectus, the Registration Statement, the Amended Plan of Conversion and the Ruling Request.





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November 5, 2002
Page 2


     Based upon the facts and statements set forth above and upon our examination and review of the documents referred to above, and subject to the assumptions set forth herein, we are of the opinion that no gain or loss will be recognized by HealthChoice in connection with its conversion to a for-profit insurer (except in connection with certain intra-group asset transfers contemplated as part of the related reorganization transactions). We note, however, that, because of the absence of determinative legal authority, we are unable to opine as to whether, after the Conversion, WellChoice will continue to be eligible for the benefits of Section 833 of the Internal Revenue Code of 1986, as amended (the "Code") or will be able to utilize its existing tax losses and tax credit carryovers without limitation under Sections 382 and 383 of the Code.

     We express no opinion concerning any tax consequences of the Conversion other than that specifically set forth herein. You should be aware that legal opinions are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that a contrary position would not be asserted by the Internal Revenue Service.

     Our opinion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any changes in applicable law or the facts and circumstances surrounding the Conversion, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.




                                      Very truly yours,

                                      /s/ Weil, Gotshal & Manges LLP